Exhibit 99.1

Livongo Reports Second Quarter Financial Results

•	Second quarter Total Revenue of $40.9 million, up 156% year-over-year

•	192,934 enrolled Livongo for Diabetes Members, up 140% year-over-year with 38,170 new Livongo for Diabetes Members in Q2

Mountain View, CA - September 5, 2019 - Livongo Health, Inc. (NASDAQ: LVGO), a leading Applied Health Signals company empowering people with chronic conditions to live better and healthier lives, today announced financial results for its second quarter ended June 30, 2019.

“Our impressive second quarter results reflect the growing appeal of our Applied Health Signals platform,” said Zane Burke, Chief Executive Officer of Livongo. “Livongo delivers a novel, consumer-first experience that our Members don’t just like, but love. This leads to clinical outcomes for our Members at scale, lower costs for our Clients, and a compelling return on investment.”

Second Quarter Fiscal 2019 Financial Highlights:

•	Revenue: Total revenue for the quarter was $40.9 million, up 156% year-over-year, driven by the continued adoption of our Applied Health Signals platform.

•	Gross Margin: GAAP gross margin of 68.5% and non-GAAP gross margin of 69.4%.

•
Net Loss: GAAP net loss of $14.2 million, and net loss per share attributable to common stockholders of ($0.76) on a diluted basis; and non-GAAP net loss of $8.7 million, and non-GAAP net loss per share attributable to common stockholders of ($0.46) on a diluted basis.

•	Adjusted EBITDA: ($8.1) million in the second quarter of 2019.

“Livongo serves the whole person across multiple chronic conditions by uniquely combining technology and data science with a human touch. This empowers our Members to manage their chronic conditions on their own terms” said Livongo President, Dr. Jennifer Schneider, M.D., M.S. “During the quarter Livongo continued to demonstrate the rigor and discipline required to produce academic studies that prove the effectiveness of our clinically-based programs and ability to drive meaningful behavior change in our Members.”

Second Quarter Fiscal 2019 Client and Member Metrics:

•	192,934 enrolled Livongo for Diabetes Members, up approximately 140% year-over-year.

•	720 Clients, up 92% year-over-year organically.

•	Total Contract Value of $74.2 million, up from $24.8 million in the second quarter of 2018.

“We are pleased with our second quarter performance,” commented Lee Shapiro, Livongo’s Chief Financial Officer. “Our rapid growth in sales, which includes impressive acceptance of our hypertension offering, along with our Per Participant Per Month subscription model and improving margins gives us strong confidence in our future.”

Third Quarter and Fiscal 2019 Outlook

•	For the third quarter, the company expects revenue in the range of $42 million and $43 million, and adjusted EBITDA in the range of ($13) million and ($12) million.

•	For 2019, the company expects revenue in the range of $159 million and $162 million, and adjusted EBITDA in the range of ($41) million and ($39) million.

Additional information on Livongo's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, are included in the financial tables below.

The forward-looking non-GAAP financial measure contained in the section titled "Third Quarter and Fiscal 2019 Outlook" excludes (i) depreciation and amortization, (ii) amortization of intangible assets, (iii) stock-based compensation expense, (iv) acquisition-related expenses, (v) change in fair value of contingent consideration, (vi) other income, net, and (vii) provision for (benefit from) income taxes. We have not reconciled adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Quarterly Conference Call

The second quarter 2019 earnings conference call and webcast will be held Thursday, September 5, 2019 at 8:00 a.m. Eastern time. Livongo management will host the call, followed by a question and answer session. The conference call can be accessed by webcast or by dialing 866-951-8133 for North American participants, or 270-215-9499 for international participants, referencing “Livongo 2019 Second Quarter Earnings Conference Call”. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://www2.livongo.com/investor-relations/, and will remain available for approximately 90 days.

About Livongo

Livongo offers a whole person platform that empowers people with chronic conditions to live better and healthier lives, beginning with diabetes and now including hypertension, weight management, pre-diabetes, and behavioral health. Livongo pioneered the new category of Applied Health Signals to silence noisy healthcare. Our team of data scientists aggregate and interpret substantial amounts of health data and information to create actionable, personalized and timely health signals. The Livongo approach has demonstrated that it can deliver better clinical and financial outcomes while creating a different and better experience for people with chronic conditions. For more information, visit: www.livongo.com or engage with Livongo on LinkedIn or Twitter.

Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Livongo’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Livongo’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Livongo’s ability to grow and expand its platform, number of clients and number of members, the success of Livongo’s new partnerships and integrations, the adoption of Livongo’s solutions, and Livongo’s future financial and operating performance, including its outlook and guidance for the full year 2019. Livongo’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding Livongo’s ability to retain clients and sell additional solutions to new and existing clients, Livongo’s ability to attract and enroll new members, the growth and success of Livongo’s partners and reseller relationships, Livongo’s ability to estimate the size of its target market, uncertainty in the healthcare regulatory environment, and Livongo’s future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying clients, and free cash flow. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Livongo’s filings with the Securities and Exchange Commission, including Livongo’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 25, 2019 and in Livongo’s Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to Livongo as of the date hereof, and Livongo disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Contact:

Alex Hughes, CFA
Investor-relations@livongo.com

Media Contact:

John Hallock
press@livongo.com
617-615-7712

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$38,165	$108,928
Accounts receivable, net of allowance for doubtful accounts of $1,054 and $575 as of June 30, 2019, and December 31, 2018, respectively	35,086	16,623
Inventories	13,835	8,934
Deferred costs, current	10,969	6,022
Prepaid expenses and other current assets	5,718	4,935
Total current assets	103,773	145,442
Property and equipment, net	7,564	5,837
Restricted cash, noncurrent	858	179
Goodwill	35,794	15,709
Intangible assets, net	17,861	5,154
Deferred costs, noncurrent	4,947	2,447
Other noncurrent assets	6,412	5,485
TOTAL ASSETS	$177,209	$180,253
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$8,975	$6,377
Accrued expenses and other current liabilities	24,318	16,152
Deferred revenue, current	3,467	1,614
Advance payments from partner, current	1,343	293
Total current liabilities	38,103	24,436
Deferred revenue, noncurrent	637	437
Advance payment from partner, noncurrent	7,754	6,432
Other noncurrent liabilities	3,173	3,825
TOTAL LIABILITIES	49,667	35,130
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.001 per share	237,012	236,929
Stockholders’ deficit:
Common stock, par value of $0.001 per share	21	18
Additional paid-in capital	33,326	21,789
Accumulated deficit	(142,817)	(113,613)
TOTAL STOCKHOLDERS’ DEFICIT	(109,470)	(91,806)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT	$177,209	$180,253

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenue	$40,886	$15,981	$72,947	$28,443
Cost of revenue(1)(2)	12,883	4,709	23,023	7,813
Gross profit	28,003	11,272	49,924	20,630
Operating expenses:
Research and development(1)	10,291	5,533	19,285	9,681
Sales and marketing(1)(2)	18,152	7,755	33,101	13,366
General and administrative(1)(3)	13,702	4,497	27,816	8,440
Change in fair value of contingent consideration	282	—	956	—
Total operating expenses	42,427	17,785	81,158	31,487
Loss from operations	(14,424)	(6,513)	(31,234)	(10,857)
Other income, net	185	329	647	465
Loss before provision for income taxes	(14,239)	(6,184)	(30,587)	(10,392)
Provision for (benefit from) income taxes	5	7	(1,383)	14
Net loss	$(14,244)	$(6,191)	$(29,204)	$(10,406)
Accretion of redeemable convertible preferred stock	(42)	(40)	(83)	(77)
Net loss attributable to common stockholders	$(14,286)	$(6,231)	$(29,287)	$(10,483)
Net loss per share attributable to common stockholders, basic and diluted	$(0.76)	$(0.38)	$(1.58)	$(0.65)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted(4)	18,916	16,238	18,564	16,222
______________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Cost of revenue	$6	$3	$12	$4
Research and development	491	328	852	590
Sales and marketing	225	362	444	484
General and administrative	3,915	259	8,839	613
Total stock-based compensation expense	$4,637	$952	$10,147	$1,691
______________

(2)	Includes amortization of intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Cost of revenue	$353	$83	$680	$92
Sales and marketing	276	80	513	80
Total amortization of intangible assets	$629	$163	$1,193	$172
______________

(3)	Includes acquisition-related expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2019

General and administrative	$18	$45	$225	$241
Total acquisition-related expenses	$18	$45	$225	$241

______________

(4)
For the three and six months ended June 30, 2019, the weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted, were 18,916 and 18,564, respectively. These shares exclude the following common stock issued in connection with our IPO in July 2019: (i) all shares of redeemable convertible preferred stock then outstanding, totaling 58,615 shares, were automatically converted into an equivalent number of shares of common stock on a one-to-one basis and (ii) we sold 14,590 shares of our common stock at an offering price of $28.00 per share, including 1,903 shares of common stock pursuant to the exercise in full of the underwriters' option to purchase additional shares.

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(29,204)	$(10,406)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,450	472
Amortization of intangible assets	1,193	172
Change in fair value of contingent consideration	956	—
Allowance for doubtful accounts	511	38
Stock-based compensation expense	10,147	1,691
Deferred income taxes	(1,396)	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable, net	(17,637)	(3,571)
Inventories	(4,901)	522
Deferred costs	(7,447)	(2,109)
Prepaid expenses and other assets	327	(62)
Accounts payable	2,257	(123)
Accrued expenses and other liabilities	758	497
Deferred revenue	653	89
Advance payments from partner	2,372	(132)
Net cash used in operating activities	(39,961)	(12,922)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(628)	(366)
Capitalized internal-use software costs	(2,378)	(1,339)
Acquisitions, net of cash acquired	(27,435)	(12,268)
Escrow deposit	434	(7,000)
Net cash used in investing activities	(30,007)	(20,973)
CASH FLOWS FROM FINANCING ACTIVITIES
Deferred acquisition related payment	—	(1,000)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	104,810
Proceeds from exercise of stock options, net of repurchases	1,443	275
Payment of deferred offering costs	(1,559)	—
Net cash provided by (used in) financing activities	(116)	104,085
Net increase (decrease) in cash, cash equivalents, and restricted cash	(70,084)	70,190
Cash, cash equivalents, and restricted cash, beginning of period	109,107	61,523
Cash, cash equivalents, and restricted cash, end of period	$39,023	$131,713
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$38,165	$131,433
Restricted cash	858	280
Total cash, cash equivalents, and restricted cash, end of period	$39,023	$131,713

About Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe non-GAAP measures are useful in evaluating our operating performance. In particular, we believe that the use of adjusted gross profit, adjusted gross margin, and adjusted EBITDA is helpful to our investors as they are metrics used by management in assessing the health of our business and our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Loss

We define adjusted net loss as net loss less (i) stock-based compensation expense, (ii) amortization of intangible assets, (iii) acquisition related expenses, (iv) change in fair value of contingent consideration, and (v) tax impact. Adjusted net loss is used by our management to understand and evaluate our operating performance and trends. We believe that adjusted net loss is helpful in providing useful information about our operating results because it eliminates the effect of items that are unrelated to overall performance, but adjusted net loss is not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

LIVONGO HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended June 30, 2019
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$12,883	$(6)	$(353)	$—	$—	$—	$12,524
Gross profit	$28,003	$6	$353	$—	$—	$—	$28,362
Gross margin	68.5%						69.4%
Research and development	$10,291	$(491)	$—	$—	$—	$—	$9,800
Sales and marketing	$18,152	$(225)	$(276)	$—	$—	$—	$17,651
General and administrative	$13,702	$(3,915)	$—	$(18)	$—	$—	$9,769
Change in fair value of contingent consideration	$282	$—	$—	$—	$(282)	$—	$—
Total operating expenses	$42,427	$(4,631)	$(276)	$(18)	$(282)	$—	$37,220
Loss from operations	$(14,424)	$4,637	$629	$18	$282	$—	$(8,858)
Loss before provision for income taxes	$(14,239)	$4,637	$629	$18	$282	$—	$(8,673)
Net loss	$(14,244)	$4,637	$629	$18	$282	$—	$(8,678)
Net loss attributable to common stockholders	$(14,286)	$4,637	$629	$18	$282	$—	$(8,720)
Net loss attributable to common stockholders, diluted	$(0.76)						$(0.46)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	18,916						18,916

	Three Months Ended June 30, 2018
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$4,709	$(3)	$(83)	$—	$—	$—	$4,623
Gross profit	$11,272	$3	$83	$—	$—	$—	$11,358
Gross margin	70.5%						71.1%
Research and development	$5,533	$(328)	$—	$—	$—	$—	$5,205
Sales and marketing	$7,755	$(362)	$(80)	$—	$—	$—	$7,313
General and administrative	$4,497	$(259)	$—	$(45)	$—	$—	$4,193
Total operating expenses	$17,785	$(949)	$(80)	$(45)	$—	$—	$16,711
Loss from operations	$(6,513)	$952	$163	$45	$—	$—	$(5,353)
Loss before provision for income taxes	$(6,184)	$952	$163	$45	$—	$—	$(5,024)
Net loss	$(6,191)	$952	$163	$45	$—	$—	$(5,031)
Net loss attributable to common stockholders	$(6,231)	$952	$163	$45	$—	$—	$(5,071)
Net loss attributable to common stockholders, diluted	$(0.38)						$(0.31)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	16,238						16,238

	Six Months Ended June 30, 2019
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$23,023	$(12)	$(680)	$—	$—	$—	$22,331
Gross profit	$49,924	$12	$680	$—	$—	$—	$50,616
Gross margin	68.4%						69.4%
Research and development	$19,285	$(852)	$—	$—	$—	$—	$18,433
Sales and marketing	$33,101	$(444)	$(513)	$—	$—	$—	$32,144
General and administrative	$27,816	$(8,839)	$—	$(225)	$—	$—	$18,752
Change in fair value of contingent consideration	$956	$—	$—	$—	$(956)	$—	$—
Total operating expenses	$81,158	$(10,135)	$(513)	$(225)	$(956)	$—	$69,329
Loss from operations	$(31,234)	$10,147	$1,193	$225	$956	$—	$(18,713)
Loss before provision for income taxes	$(30,587)	$10,147	$1,193	$225	$956	$—	$(18,066)
Provision for (benefit from) income taxes	$(1,383)	$—	$—	$—	$—	$1,396	$13
Net loss	$(29,204)	$10,147	$1,193	$225	$956	$(1,396)	$(18,079)
Net loss attributable to common stockholders	$(29,287)	$10,147	$1,193	$225	$956	$(1,396)	$(18,162)
Net loss attributable to common stockholders, diluted	$(1.58)						$(0.98)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	18,564						18,564

	Six Months Ended June 30, 2018
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$7,813	$(4)	$(92)	$—	$—	$—	$7,717
Gross profit	$20,630	$4	$92	$—	$—	$—	$20,726
Gross margin	72.5%						72.9%
Research and development	$9,681	$(589)	$—	$—	$—	$—	$9,092
Sales and marketing	$13,366	$(485)	$(80)	$—	$—	$—	$12,801
General and administrative	$8,440	$(613)	$—	$(241)	$—	$—	$7,586
Total operating expenses	$31,487	$(1,687)	$(80)	$(241)	$—	$—	$29,479
Loss from operations	$(10,857)	$1,691	$172	$241	$—	$—	$(8,753)
Loss before provision for income taxes	$(10,392)	$1,691	$172	$241	$—	$—	$(8,288)
Net loss	$(10,406)	$1,691	$172	$241	$—	$—	$(8,302)
Net loss attributable to common stockholders	$(10,483)	$1,691	$172	$241	$—	$—	$(8,379)
Net loss attributable to common stockholders, diluted	$(0.65)						$(0.52)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	16,222						16,222

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted gross profit and adjusted gross margin are key performance measures that our management uses to assess our overall performance. We define adjusted gross profit as GAAP gross profit, excluding stock-based compensation expense and amortization of intangible assets. We define adjusted gross margin as our adjusted gross profit divided by our revenue. We believe adjusted gross profit and adjusted gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics eliminate the effects of stock-based compensation and amortization of intangible assets from period-to-period as factors unrelated to overall operating performance. The following table presents a reconciliation of adjusted gross profit from the most comparable GAAP measure, gross profit:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(dollars in thousands)
Gross profit	$28,003	$11,272	$49,924	$20,630
Add:
Stock-based compensation expense	6	3	12	4
Amortization of intangible assets	353	83	680	92
Adjusted gross profit	$28,362	$11,358	$50,616	$20,726
Adjusted gross margin (as a percentage of revenue)	69.4%	71.1%	69.4%	72.9%
Adjusted EBITDA
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities.
We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) amortization of intangible assets, (iii) stock-based compensation expense, (iv) acquisition-related expenses, (v) change in fair value of contingent consideration, (vi) other income, net, and (vii) provision for (benefit from) income taxes.
The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(14,244)	$(6,191)	$(29,204)	$(10,406)
Add:
Depreciation and amortization(1)	754	270	1,450	472
Amortization of intangible assets	629	163	1,193	172
Stock-based compensation expense	4,637	952	10,147	1,691
Acquisition-related expenses(2)	18	45	225	241
Change in fair value of contingent consideration	282	—	956	—
Other income, net(3)	(185)	(329)	(647)	(465)
Provision for (benefit from) income taxes	5	7	(1,383)	14
Adjusted EBITDA	$(8,104)	$(5,083)	$(17,263)	$(8,281)
______________

(1)	Depreciation and amortization includes depreciation of property and equipment, amortization of debt discount, and amortization of capitalized internal-use software costs.

(2)	Acquisition-related expenses consist primarily of transaction and transition related fees and expenses, including legal, accounting, and other professional fees.

(3)	Other income, net includes interest income, interest expense, and other income, net.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Key Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business.
Our key metrics are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(dollars in thousands)
Clients	720	319	720	319
Enrolled Diabetes Members	192,934	80,368	192,934	80,368
Total contract value	$74,234	$24,804	$122,297	$36,085
Clients. We define our clients as business entities that have at least one active paid contract with us at the end of a particular period. Entities that access our platform through our channel partners, PBMs, and resellers are counted as individual clients. We do not count our channel partners, PBMs, or resellers as clients, unless they also separately have active paid contracts for our solutions. If business units or subsidiaries of the same entity enter into separate agreements with us, they are counted as separate clients. However, entities that have purchased multiple solutions through different contracts are treated as a single client.
Enrolled Diabetes Members. We believe our ability to grow the number of enrolled diabetes members is an indicator of penetration of our flagship solution, Livongo for Diabetes. We define our enrolled diabetes members as all individuals that are enrolled in Livongo for Diabetes at the end of a given period. This number excludes: (i) employees or dependents of a client that has ceased using our solution, (ii) employees who no longer have an employment relationship with an active client, and their dependents, and (iii) employees and dependents who have not been active on or used our solution for a period of time as specified in the applicable client’s agreement, which is typically between four and six months. Enrolled diabetes members as of June 30, 2019 excludes a significant opportunity we signed that still required budget authorization as of June 30, 2019, but that would give us a meaningful contribution to our 2020 and 2021 Livongo for Diabetes members. The impact would likely be in the range of 20,000 to 30,000 enrolled members during those years. This would, if funded for the January 1, 2020 start, be an important contributor to our projected Livongo for Diabetes enrollment.
Total Contract Value. Total contract value is helpful in evaluating our business because it provides a means of evaluating future performance based on the estimated value of contracts entered into during a given period. Our new client subscriptions typically have a term of one to three years, and we generally invoice our clients in monthly installments at the end of each month in the subscription period based on the number of members in such month who were active on or used our solution within a certain period of time, as specified in the applicable client’s agreement. We define total contract value as contractually committed orders to be invoiced under agreements initially entered into during the relevant period. Agreements are only counted in total contract value in the period in which they are entered into, and for purposes of this calculation, we assume an average member enrollment rate. While some of our agreements include clauses providing for termination at the convenience of the client, when evaluating total contract value, we assume an agreement will be serviced for the full term. Until such time as these amounts are invoiced, which occurs at the end of each month of service, they are not recorded in revenue, deferred revenue, or elsewhere in our consolidated financial statements. Total contract value includes agreements entered into with new clients or renewals entered into with existing clients. Total contract value for the quarter ended June 30, 2019 includes one new client which represents a significant opportunity and which we expect will be an important contributor to our projected Livongo for Diabetes enrollment, but has limited member information with which to facilitate our enrollment efforts, so for purposes of calculating the total contract value for this client we used a lower than average member enrollment rate, and we expect enrolled diabetes members to be in the range of 20,000 to 30,000 members during 2020 and 2021.